UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 3, 2010

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

 (Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Hawaiian Airlines, Inc. (“Hawaiian”), a wholly-owned subsidiary of Hawaiian Holdings, Inc. (the “Registrant”), entered into an amendment (the “Amendment”), dated March 3, 2010, to the Airbus A330/A350XWB Purchase Agreement by and between Hawaiian and Airbus S.A.S. (“Airbus”), dated as of January 31, 2008, as amended (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Hawaiian agreed to purchase six A330-200 aircraft beginning in 2012 and six A350XWB-800 aircraft beginning in 2017 from Airbus, with purchase rights to acquire an additional six aircraft of each type.  Under the Amendment, Hawaiian is exercising its purchase option and purchasing one additional A330-200 aircraft, which is scheduled to be delivered in the second quarter of 2011.   Hawaiian continues to retain its purchase rights with respect to five other A330-200 aircraft and six A350XWB-800 aircraft.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment which the Registrant intends to file with the Securities and Exchange Commission as an exhibit to its next periodic report.  The Registrant also intends to seek confidential treatment of certain terms of the Amendment at such time.

During 2008, Hawaiian also executed lease agreements for three additional Airbus A330-200 aircraft that are expected to be delivered in 2010.

On March 9, 2010, Hawaiian issued a press release announcing its purchase of one additional A330-200 aircraft from Airbus, which press release is furnished as an exhibit hereto.  The information in the press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release Dated March 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: March 9, 2010	By:	/s/ Hoyt H. Zia
Hoyt H. Zia
Secretary

EXHIBIT INDEX

99.1	Press Release Dated March 9, 2010.